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                                                                  Exhibit 10.62

                           AMENDED PLEDGE AGREEMENT


  This Amended Pledge Agreement (the "Agreement") is made and entered into effective as of December 2, 1997 (the "Effective Date"), between Polyphase Corporation ("Pledgor"), and Harold Estes ("Secured Party").


                             W I T N E S S E T H:
                             -------------------


  WHEREAS, pursuant to the terms of that one certain Stock Purchase Agreement dated November 22, 1993, as amended by amendments one through four thereto (the Stock Purchase Agreement, as amended is referred to herein as the "Stock Purchase Agreement") Pledgor has become the owner of 100,000 shares (the "Stock") of the issued and outstanding common stock, no par value of Texas Timberjack, Inc., a Texas corporation (the "Company"), which represents one hundred percent (100%) of the outstanding shares of the Company; and

  WHEREAS, pursuant to the terms of the Stock Purchase Agreement the Pledgor executed that certain Ten Million and 00/100 Dollar ($10,000,000.00) promissory note (the "Original Note") made payable to the order of the Secured Party; and

  WHEREAS, the Original Note has been modified, renewed and extended pursuant to the terms of a Renewal Promissory Note dated October 31, 1995 in the principal amount of Eleven Million Two Hundred Thousand and 00/100 Dollars
($11,200,000.00) (the "Renewal Note"); and

  WHEREAS the $11,200,000.00 Renewal Note has been modified, renewed and extended pursuant to the terms of the renewal promissory note dated March 1, 1996, in the principal amount of Eleven Million Eight Hundred Fifty Five Thousand and 00/100 dollars ($11,855,000.00) (the $11.8 Million Renewal Note); and

  WHEREAS, the $11.8 Million Renewal Note has been modified, renewed and extended pursuant to the terms of the renewal promissory note dated December 31, 1996, in the principal amount of Twelve Million Eight Hundred Forty-Two Thousand Nine Hundred Sixteen and 00/100 dollars ($12,842,916.00) (the "$12,842,916.00
Renewal Note"); and

  WHEREAS, the $12,842,916.00 Renewal Note has been modified, renewed and extended pursuant to the terms of a renewal promissory note dated December 2, 1997 in the principal amount of Fourteen Million Three Hundred Eighty Seven Thousand Six Hundred Seven Dollars and 00/100 ($14,387,607.00) (the "$14 Million Note"); and

  WHEREAS, there was a clerical error in the $14 Million Note and the principal amount of such note should be Fourteen Million Three Hundred Forty One Thousand Two Hundred Fifty Six and No/100 ($14,341,256.00) (the $14.3 Million Note); and

  WHEREAS, the Pledgor's obligations to the Secured Party have been secured pursuant to the terms of a Pledge Agreement dated as June 24, 1994 between Pledgor and Secured Party, as amended, (the "Pledge Agreement"); and

  WHEREAS, it is the parties intention that the Pledge Agreement shall continue to secure the obligations of Pledgor to the Secured Party, including payment of the $14.3 Million Note and this not is given to correct the clerical error in the $14 Million Note;

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  NOW, THEREFORE, in consideration of the foregoing, the covenants and agreement contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



       1. The Pledge Agreement, as amended, shall continue to secure (i) the full and punctual payment and performance of all indebtedness, liabilities and obligations now owed or hereafter owing by Pledgor to Secured Party (the "Secured Obligations") including those under the $14.3 Million Note, (ii) full and punctual performance of all the obligations of Pledgor to the Secured Party under the terms of the Stock Purchase Agreement and (iii) the payment to Secured Party of a fee of $150,000.00 on April 6, 1997 pursuant to the letter agreement dated December 4, 1997 between Pledgor and Secured Party.

       2. Except as otherwise provided herein, all terms, covenants and conditions contained in the Pledge Agreement, as amended, continue in full force and effect without modification or alteration.

  Executed as of the 2nd day of December, 1997.



                                        ----------------------------
                                                Harold Estes

                                        POLYPHASE CORPORATION



                                        By
                                          --------------------------
                                          William E. Shatley
                                          Senior Vice President

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